                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September
20, 2002, by and among SeaView Video Technology, Inc., a Nevada corporation, with its headquarters located at 200 Madonna Boulevard, Tierra Verde, Florida
33715 (the "Company"), and each of the undersigned (together with their respective affiliates and any assignee or transferee of all of their respective rights hereunder, the "Initial Investors").

         WHEREAS:

A.       In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the
Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) convertible debentures in the aggregate principal amount of up to One Million Dollars ($1,000,000) (the
"Debentures") that are convertible into shares of the Company's common stock
(the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants (the "Warrants" to acquire an aggregate of 3,000,000 shares of Common Stock, upon the terms and conditions and subject to the limitations and conditions set forth in the
Warrants dated September 20, 2002; and

B.       To induce the Initial Investors to execute and deliver the Securities
Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the
"1933 Act"), and applicable state securities laws;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Initial Investors hereby agree as follows:

1.       DEFINITIONS.

     a.   As used in this Agreement, the following terms shall have the following meanings:

        (i)   "Investors" means the Initial Investors and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

       (ii)   "register," "registered," and "registration" refer to a
registration effected by preparing and filing a Registration Statement or
Statements in compliance with the 1933 Act and pursuant to Rule 415 under the
1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such
Registration Statement by the United States Securities and Exchange Commission
(the "SEC").

      (iii)    "Registrable Securities" means the Conversion Shares issued or issuable upon conversion or otherwise pursuant to the Debentures and Additional
Debentures (as defined in the Securities Purchase Agreement) including, without limitation, Damages Shares (as defined in the Debentures) issued or issuable pursuant to the Debentures, shares of Common Stock issued or issuable in payment of the Standard Liquidated Damages Amount (as defined in the Securities Purchase
Agreement), shares issued or issuable in respect of interest or in redemption of the Debentures in accordance with the terms thereof) and Warrant Shares issuable, upon exercise or otherwise pursuant to the Warrants and Additional
Warrants (as defined in the Securities Purchase Agreement), and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

        (iv)   "Registration Statement" means a registration statement of the
Company under the 1933 Act.

     b.   Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement or the Convertible Debenture.

2.       REGISTRATION.

    a.    Mandatory Registration.  The Company shall prepare, and, on or prior to thirty (30) days from the date of Closing (as defined in the Securities
Purchase Agreement) (the "Filing Date"), file with the SEC a Registration
Statement on Form S-3 (or, if Form S-3 is not then available, on such form of
Registration Statement as is then available to effect a registration of the
Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld) covering the resale of the
Registrable Securities underlying the Debentures and Warrants issued or issuable pursuant to the Securities Purchase Agreement, which Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration
Statement also covers such indeterminate number of additional shares of Common
Stock as may become issuable upon conversion of or otherwise pursuant to the
Debentures and exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of Common
Stock initially included in such Registration Statement shall be no less than an amount equal to two (2) times the sum of the number of Conversion Shares that are then issuable upon conversion of the Debentures and Additional Debentures
(based on the Variable Conversion Price as would then be in effect and assuming the Variable Conversion Price is the Conversion Price at such time), and the number of Warrant Shares that are then issuable upon exercise of the Warrants, without regard to any limitation on the Investor's ability to convert the
Debentures or exercise the Warrants. The Company acknowledges that the number of shares initially included in the Registration Statement represents a good faith estimate of the maximum number of shares issuable upon conversion of the
Debentures and upon exercise of the Warrants.

     b.   Underwritten Offering.  If any offering pursuant to a Registration
Statement pursuant to Section 2(a) hereof involves an underwritten offering, the
Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of a majority-in-interest of the
Initial Investors, shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

     c.   Payments by the Company.  The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable.  If
(i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed by the
Filing Date or declared effective by the SEC on or prior to one hundred twenty
(120) days from the date of Closing, or (ii) after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable
Securities cannot be made pursuant to the Registration Statement, or (iii) the
Common Stock is not listed or included for quotation on the Nasdaq National
Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York
Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") after being so listed or included for quotation, or (iv) the Common Stock ceases to be traded on the Over-the-Counter Bulletin Board (the "OTCBB") or any equivalent replacement exchange prior to being listed or included for quotation on one of the aforementioned markets, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this
Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities
(which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each holder of the Debentures or
Registrable Securities an amount equal to the then outstanding principal amount of the Debentures (and, in the case of holders of Registrable Securities, the principal amount of Debentures from which such Registrable Securities were converted) ("Outstanding Principal Amount"), multiplied by the Applicable
Percentage (as defined below) times the sum of: (i) the number of months
(prorated for partial months) after the Filing Date or the end of the aforementioned one hundred twenty (120) day period and prior to the date the
Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or to the failure of the
Investors to conduct their review of the Registration Statement pursuant to
Section 3(h) below in a reasonably prompt manner; (ii) the number of months
(prorated for partial months) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration
Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of this
Agreement, but excluding any days during an Allowed Delay (as defined in Section
3(f)); and (iii) the number of months (prorated for partial months) that the
Common Stock is not listed or included for quotation on the OTCBB, Nasdaq,
Nasdaq SmallCap, NYSE or AMEX or that trading thereon is halted after the
Registration Statement has been declared effective. The term "Applicable
Percentage" means two hundredths (.02). (For example, if the Registration
Statement becomes effective one (1) month after the end of such one hundred twenty (120) day period, the Company would pay $5,000 for each $250,000 of
Outstanding Principal Amount. If thereafter, sales could not be made pursuant to the Registration Statement for an additional period of one (1) month, the
Company would pay an additional $5,000 for each $250,000 of Outstanding
Principal Amount.) Such amounts shall be paid in cash or, at each Investor's option, in shares of Common Stock priced at the Conversion Price (as defined in the Debentures) on such payment date.

     d.   Piggy-Back Registrations.  Subject to the last sentence of this
Section 2(d), if at any time prior to the expiration of the Registration Period
(as hereinafter defined) the Company shall determine to file with the SEC a
Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such
Investor shall so request in writing, the Company shall include in such
Registration Statement all or any part of the Registrable Securities such
Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of
Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of
Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable
Securities sought to be included by such Investors; provided, however, that the
Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the
Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section
2(d) shall be construed to limit any registration required under Section 2(a)
hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each
Investor whose Registrable Securities are included in such Registration
Statement shall, unless otherwise agreed by the Company, offer and sell such
Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the registration rights of the Investors pursuant to this Section 2(d) shall only be available in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to
Section 2(a) in accordance with the terms of this Agreement.

     e.   Eligibility for Form S-3, SB-2 or S-1: Conversion to Form S-3.  The
Company represents and warrants that it meets the requirements for the use of
Form S-3, SB-2 or S-1 for registration of the sale by the Initial Investors and any other Investors of the Registrable Securities. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3. If the Company is not currently eligible to use Form S-3, not later than five (5) business days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Initial Investors and any other Investors of
Registrable Securities, the Company shall file a Registration Statement on Form
S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) (and include in such Registration Statement on
Form S-3 the information required by Rule 429 under the 1933 Act) or convert the
Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2(a) to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than forty-five (45) days after filing. In the event of a breach by the Company of the provisions of this Section 2(e), the Company will be required to make payments pursuant to Section 2(c) hereof.

3.  OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the
Company shall have the following obligations:

        a.   The Company shall prepare promptly, and file with the SEC not later than the Filing Date, a Registration Statement with respect to the number of
Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing but in no event later than one hundred twenty (120) days from the date of Closing), and keep the
Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable
Securities have been sold and (ii) the date on which the Registrable Securities
(in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the 1933 Act (the "Registration
Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

        b.   The Company shall prepare and file with the SEC such amendments
(including post-effective amendments) and supplements to the Registration
Statements and the prospectus used in connection with the Registration
Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all
Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon conversion of the Debentures and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within fifteen (15) days after the necessity therefor arises (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event within thirty (30)
days after the date on which the Company reasonably first determines (or reasonably should have determined) the need therefor. The provisions of Section
2(c) above shall be applicable with respect to such obligation, with the one hundred twenty (120) days running from the day the Company reasonably first determines (or reasonably should have determined) the need therefor.

     c.   The Company shall furnish to each Investor whose Registrable
Securities are included in a Registration Statement and its legal counsel (i)
promptly (but in no event more than two (2) business days) after the same is prepared and publicly distributed, filed with the SEC, or received by the
Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the
SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) promptly (but in no event more than two (2) business days)
after the Registration Statement is declared effective by the SEC, such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable
Securities owned by such Investor. The Company will immediately notify each
Investor by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly (but in no event more than five (5) business days) respond to any and all comments received from the SEC
(which comments shall promptly be made available to the Investors upon request), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than two
(2) business days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration
Statement or any amendment thereto will not be subject to review and shall promptly file with the SEC a final prospectus as soon as practicable (but in no event more than two (2) business days) following receipt by the Company from the
SEC of an order declaring the Registration Statement effective. In the event of a breach by the Company of the provisions of this Section 3(c), the Company will be required to make payments pursuant to Section 2(c) hereof.

     d.   The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

     e.   In the event Investors who hold a majority-in-interest of the
Registrable Securities being offered in the offering (with the approval of a majority-in-interest of the Initial Investors) select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

     f.   As promptly as practicable after becoming aware of such event, the
Company shall notify each Investor of the happening of any event, of which the
Company has knowledge, as a result of which the prospectus included in any
Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration
Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided that, for not more than ten (10) consecutive trading days (or a total of not more than twenty (20) trading days in any twelve
(12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration
Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed
Delay"); provided, further, that the Company shall promptly (i) notify the
Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f) with respect to the information giving rise thereto.

     g.   The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable
Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

     h.   The Company shall permit a single firm of counsel designated by the
Initial Investors to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable
Securities shall conform to the information provided to the Company by each of the Investors.

     i.   The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

     j.   At the request of any Investor, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with any Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Investors and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the
Investors.

     k.   The Company shall make available for inspection by (i) any Investor,
(ii) any underwriter participating in any disposition pursuant to a Registration
Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Initial Investors, (iv) one firm of attorneys and one firm of accountants or other agents retained by all other Investors, and (v) one firm of attorneys retained by all such underwriters (collectively, the
"Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company, including without limitation, records of conversions by other holders of convertible securities issued by the Company and the issuance of stock to such holders pursuant to the conversions
(collectively, the "Records"), as shall be reasonably deemed necessary by each
Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

     l.   The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     m.   The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on Nasdaq or, if not eligible for Nasdaq, on
Nasdaq SmallCap or, if not eligible for Nasdaq or Nasdaq SmallCap, on the OTCBB and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities
Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

     n.   The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

     o.   The Company shall cooperate with the Investors who hold Registrable
Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the
Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration
Statement) an instruction in the form attached hereto as Exhibit 1 and an opinion of such counsel in the form attached hereto as Exhibit 2.

     p.   At the request of the holders of a majority-in-interest of the
Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a
Registration Statement and any prospectus used in connection with the
Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

     q.   Except as provided in Schedule 3(q), from and after the date of this
Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any
Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority-in-interest of the Registrable Securities.

     r.   The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

4.       OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the
Investors shall have the following obligations:

     a.   It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the
Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such
Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

     b.   Each Investor, by such Investor's acceptance of the Registrable
Securities, agrees to cooperate with the Company as reasonably requested by the
Company in connection with the preparation and filing of the Registration
Statements hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable
Securities from the Registration Statements.

     c.   In the event Investors holding a majority-in-interest of the
Registrable Securities being registered (with the approval of the Initial
Investors) determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the
Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable
Securities from such Registration Statement.

     d.   Each Investor agrees that, upon receipt of any notice from the
Company of the happening of any event of the kind described in Section 3(f) or
3(g), such Investor will immediately discontinue disposition of Registrable
Securities pursuant to the Registration Statement covering such Registrable
Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the
Company) or destroy (and deliver to the Company a certificate of destruction)
all copies in such Investor's possession, of the prospectus covering such
Registrable Securities current at the time of receipt of such notice.

     e.   No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the
Company pursuant to Section 5 below.

5.       EXPENSES OF REGISTRATION.

         All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Initial Investors pursuant to
Sections 2(b) and 3(h) hereof shall be borne by the Company.

6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration
Statement under this Agreement:

     a.   To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities,
(ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities
Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter
(as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an
"Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration
Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or
(iii) any violation or alleged violation by the Company of the 1933 Act, the
1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the
Registrable Securities (the matters in the foregoing clauses (i) through (iii)
being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.
Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of such Registration  Statement or any such amendment thereof or supplement  thereto, if such prospectus was timely made available by the Company pursuant  to  Section  3(c)  hereof;  (ii)  shall not apply to  amounts  paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company,  which consent shall not be unreasonably  withheld;  and
(iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified  Person if the untrue  statement or omission of material fact contained in the  preliminary  prospectus was corrected on a timely basis in the prospectus,  as then amended or  supplemented,  such  corrected  prospectus  was timely made  available by the Company  pursuant to Section 3(c) hereof,  and the
Indemnified  Person was  promptly  advised in writing  not to use the  incorrect prospectus  prior to the use giving  rise to a  Violation  and such  Indemnified
Person,  notwithstanding  such advice,  used it. Such indemnity  shall remain in full force and effect  regardless of any  investigation  made by or on behalf of the  Indemnified  Person  and shall  survive  the  transfer  of the  Registrable
Securities by the Investors pursuant to Section 9.

     b.   In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in
Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such
Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld;
provided, further, however, that the Investor shall be liable under this
Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of
Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the
Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     c.   Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a
Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or
Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or
Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the
Claim relates (with the approval of a majority-in-interest of the Initial
Investors), if the Investors are entitled to indemnification hereunder, or the
Company, if the Company is entitled to indemnification hereunder, as applicable.
The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified
Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.       CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.       REPORTS UNDER THE 1934 ACT.

         With a view to making  available to the Investors the benefits of Rule
144 promulgated  under the 1933 Act or any other similar rule or  regulation of the SEC that may at any time permit the investors to sell securities of the
Company to the public without registration ("Rule 144"), the Company agrees to:

     a.   make and keep public information available, as those terms are understood and defined in Rule 144;

     b.   file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the
Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the
Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

     c.   furnish to each Investor so long as such Investor owns Registrable
Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the
Company and such other reports and documents so filed by the Company, and (iii)
such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights under this Agreement shall be  automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned,
(iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase
Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

10.      AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company, each of the Initial Investors (to the extent such Initial Investor still owns
Registrable Securities) and Investors who hold a majority interest of the
Registrable Securities. Any amendment or waiver effected in accordance with this
Section 10 shall be binding upon each Investor and the Company.

11.      MISCELLANEOUS.

     a.   A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the
Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     b.   Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           SeaView Video Technology, Inc.
                           200 Madonna Boulevard
                           Tierra Verde, Florida  33715
                           Attention:  George S. Bernardich, III
                           Telephone:  (727) 866-7440
                           Facsimile:   (727) 866-7480
                           Email:  georgeb@seaview.com

                           With a copy to:

                           Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas, 21st Floor
                           New York, New York 10018
                           Attention:  Gregory Sichenzia, Esq.
                           Telephone:  (212) 930-9700
                           Facsimile:  (212) 930-9725
                           Email:  GSichenzia@srfllp.net

If to an Investor: to the address set forth immediately below such Investor's name on the signature pages to the Securities Purchase Agreement.

                           With a copy to:

                           Ballard Spahr Andrews & Ingersoll, LLP
                           1735 Market Street
                           51st Floor
                           Philadelphia, Pennsylvania  19103
                           Attention:  Gerald J. Guarcini, Esq.
                           Telephone:  (215) 865-8625
                           Facsimile:  (215) 864-8999
                           Email:  guarcini@ballardspahr.com

     c.   Failure of any party to exercise any right or remedy under this
Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     d.   THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE
AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES
OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE
JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED NEW YORK, NEW YORK WITH
RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO
IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH
PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE
MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE
OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY
RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR
PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN
ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL
NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND
MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER
LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER
THIS AGREEMENT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING
ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH
DISPUTE.

     e.   In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     f.   This Agreement, the Warrants and the Securities Purchase Agreement
(including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.
There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the
Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     g.   Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     h.   The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

     i.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this
Agreement.

     j.   Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     k.   Except as otherwise provided herein, all consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by Investors holding a majority of the Registrable Securities, determined as if the all of the Debentures then outstanding have been converted into for
Registrable Securities.

     l.    The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this
Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that each
Investor shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this
Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

     m.   The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and the undersigned Initial Investors have caused this Agreement to be duly executed as of the date first above written.

SEAVIEW VIDEO TECHNOLOGY, INC.

______________________________________
George S. Bernardich, III
President and Chief Executive Officer

AJW PARTNERS, LLC
By:  SMS Group, LLC

______________________________________
Corey S. Ribotsky
Manager

AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

______________________________________
Corey S. Ribotsky
Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW Manager, LLC

____________________________________
Corey S. Ribotsky
Manager